UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2017

SJW Group
(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2017, SJW Group (the “Company”) announced that its Board of Directors (the “Board”) appointed Eric W. Thornburg to serve as President and Chief Executive Officer of the Company, effective as of November 6, 2017 (the “Effective Date”). Also on September 28, 2017, the Company announced that W. Richard Roth will retire as President and Chief Executive Officer of the Company on November 5, 2017. Mr. Roth will continue to serve as Chairman of the Board until the next annual meeting of stockholders, and from the Effective Date to December 31, 2017, he will serve as Chief Executive Emeritus of the Company and San Jose Water Company, a wholly-owned subsidiary of the Company. Mr. Thornburg will also serve as the Chief Executive Officer of San Jose Water Company effective as of the Effective Date. The Company anticipates appointing Mr. Thornburg as the Chairman of the Board following its next annual meeting of stockholders.

Prior to joining the Company, Mr. Thornburg, age 57, served as President and Chief Executive Officer of Connecticut Water Service, Inc. (“CTWS”) since 2006, and Chairman of the Board of CTWS since 2007. Mr. Thornburg served as President of Missouri-American Water, a subsidiary of American Water Works Corporation, from 2000 to 2004. From July 2004 to January 2006, he served as Central Region Vice President-External Affairs for American Water Works Corporation. Mr. Thornburg holds a BA from Cornell University and an MBA from Indiana Wesleyan University.

Employment Agreement Mr. Thornburg

On September 26, 2017, the Company entered into an employment agreement with Mr. Thornburg (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Thornburg will receive a base salary of $700,000.  Mr. Thornburg is eligible to receive an annual cash bonus based on the achievement of certain individual and corporate performance goals and targets established by the Executive Compensation Committee of the Board (“Annual Bonus”). The target amount of the Annual Bonus for any calendar year on or after 2018 shall be no less than 50% of Mr. Thornburg’s base salary, but actual bonus payment may range from 0% to a maximum of 75% of the base salary. Mr. Thornburg is also eligible to receive a sign-on cash bonus in the amount of $310,000, payable in the first quarter of 2018. Such bonus is intended in part to offset the 2017 CTWS cash incentive award forfeited by Mr. Thornburg in light of his move to the Company.

Mr. Thornburg is also eligible to receive the following equity compensation:

•
Two initial awards of restricted stock units (“RSU”) to be granted during the first quarter of 2018. The first award will cover a number of shares equal to $225,000 divided by the closing price of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the grant date and will vest in three equal installments on each of December 31, 2018, December 31, 2019, and December 31, 2020, subject to continued service and accelerated vesting upon termination by reason of death or disability or an involuntary termination in connection with a change in control. The second award will cover a target number of shares equal to $525,000 divided by the closing price of the Company’s common stock on the NYSE on the grant date and will vest on December 31, 2020, based upon achievement of specified performance goals and continued service as determined by the Executive Compensation Committee.

•
A special grant of RSUs granted on the Effective Date covering a number of shares equal to $900,000 divided by the closing price of the Company’s common stock on the NYSE on the Effective Date which will vest in three annual equal installments on each of December 31, 2018, December 31, 2019, and December 31, 2020, subject to continued service and accelerated vesting on an involuntary termination or termination by reason of death or disability. This special grant is in recognition of the value of unvested CTWS equity awards that were forfeited by Mr. Thornburg in light of his move to the Company.

In addition, the Company will reimburse Mr. Thornburg for reasonable temporary housing expenses in the San Jose area (for up to 12 months) and reasonable moving and travel expenses incurred in connection with Mr. Thornburg’s relocation to the San Jose area. Mr. Thornburg is also eligible to receive a Company-provided motor vehicle and maintenance thereof and the same perquisites as the other senior executive officers of the Company. In addition, the Company will reimburse Mr. Thornburg for reasonable business related personal expenses approved by the Chair of the Executive Compensation Committee, up to $40,000 per calendar year.

Mr. Thornburg has been selected for participation in the Cash Balance Executive Supplemental Retirement Plan that San Jose Water Company maintains for certain officers and other highly compensated individuals. The benefit payable under the Cash Balance Executive Supplemental Retirement Plan is offset by the benefit payable to Mr. Thornburg under the cash balance plan benefit provisions of the San Jose Water Company Retirement Plan, a tax-qualified defined benefit pension plan. The Cash Balance Executive Supplemental Retirement Plan has been amended, effective November 6, 2017, to provide Mr. Thornburg with an enhanced benefit payable at his attainment of age 65 taking into account retirement benefits Mr. Thornburg could have earned at CTWS had he not moved to the Company. Specifically, the plan was amended effective November 6, 2017, to provide: (i) that Mr. Thornburg will be a participant as of November 6, 2017, (ii) that the plan compensation used to determine compensation credits will include Mr. Thornburg’s sign-on bonus when it is paid in 2018, (iii) a higher rate of company contributions in the form of compensation credits, with compensation credits equal to 39% of his quarterly compensation until Mr. Thornburg attains age 65, and (iv) full vesting of his accrued benefit under the plan upon Mr. Thornburg’s attainment of age 65.

If the Company terminates Mr. Thornburg’s employment without cause or Mr. Thornburg terminates his employment for good reason and Mr. Thornburg is not eligible for benefits under the Company’s Executive Severance Plan (“Involuntary Termination”) prior to December 31, 2019, the Company will pay Mr. Thornburg: (i) two times the sum of (A) his annual base salary, plus (B) his target annual bonus for the year of termination, (ii) the sign-on bonus to the extent unpaid, and (iii) an amount equal to the annual bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination. If an Involuntary Termination occurs after December 31, 2019, the Company will pay Mr. Thornburg an amount equal to: (i) his annual base salary, (ii) his target annual bonus for the year of termination and (iii) an amount equal to the annual bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination.

In addition, Mr. Thornburg is eligible for benefits under the Company’s Executive Severance Plan in the event of a termination in connection with a change of control. The Executive Severance Plan will be amended to provide that in the event of a qualifying termination, he will be entitled to receive a cash severance payment equal to (i) three times the sum of (A) his annual base salary plus (B) his target annual bonus for the year of termination and (ii) an amount equal to the annual bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination; however, he will not be entitled to receive any tax gross-up benefits under the plan.

Transition Agreement with Mr. Roth

On September 26, 2017, the Company entered into a Transition Agreement (the “Transition Agreement”) with Mr. Roth, setting forth the services that he will provide to the Company during the transition to the new President and Chief Executive Officer of the Company. Under the Transition Agreement, from the Effective Date to December 31, 2017, Mr. Roth will serve as Chief Executive Emeritus of the Company and San Jose Water Company. Mr. Roth will continue to receive the same base salary, benefits, and compensation as those set forth in his existing employment agreement, including any bonuses and equity awards. Mr. Roth’s employment with the Company will terminate on December 31, 2017, but he will continue to serve as Chairman of the Board. Effective January 2018, Mr. Roth will be eligible to receive fees for his service on the Board in accordance with the Company’s Director Compensation and Expense Reimbursement Policies.

The foregoing descriptions of the Employment Agreement, the Amendment to the Cash Balance Executive Supplemental Retirement Plan, the amendment to the Executive Severance Plan, and the Transition Agreement are only summaries and qualified in their entirety by the text of the Employment Agreement, the Amendment to the Cash Balance Executive Supplemental Retirement Plan, the amendment to the Executive Severance Plan, and the Transition Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

On September 28, 2017, the Company issued a press release announcing the CEO transition as described above, and a copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated September 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW GROUP
Date: September 29, 2017	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer